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                                                                    EXHIBIT 2.4


                              PROFFITT'S, INC.







                                $125,000,000

                        8 1/8% Senior Notes due 2004








                             PURCHASE AGREEMENT






Dated as of May 15, 1997





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                                $125,000,000


                              PROFFITT'S, INC.
                          (a Tennessee corporation)

                          8 1/8% Senior Notes due 2004


                             PURCHASE AGREEMENT

                                                                    May 15, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
GOLDMAN, SACHS & CO.
SMITH BARNEY INC.
 c/o Merrill Lynch & Co.
      North Tower
      World Financial Center
      New York, New York  10281-1305

Ladies and Gentlemen:

     Proffitt's, Inc., a Tennessee corporation (the "Company") confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co. ("Goldman") and Smith Barney Inc. ("Smith Barney" and collectively with Merrill Lynch and Goldman, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 12 hereof for whom Merrill Lynch is acting as representative (in such capacity, the "Representative")) with respect to the issue and sale by the Company (the "Offering") and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $125,000,000 aggregate principal amount of the Company's 8 1/8% Senior Notes due 2004 (the "Notes").

     The Notes will be guaranteed (the "Guarantees" and, collectively with the Notes, the "Securities"), on a senior basis by each of the Company's subsidiaries set forth on Schedule B (the "Guarantors"). The Securities will be issued pursuant to an indenture to be dated as of May 21, 1997 (the "Indenture") among the Company, as issuer of the Notes, the Guarantors and The First National Bank of Chicago, as trustee (the "Trustee"). The Company and the Guarantors are hereinafter referred to collectively as the "Issuers" and this agreement (this "Agreement" or the "Purchase Agreement"), the Indenture, the Securities, the Exchange Securities (as defined below), the Private Exchange Securities (as defined in the Registration Rights Agreement) and the Registration Rights Agreement (as defined below) are referred to collectively as the "Operative Documents."




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     Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum referred to below.

     The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption from the registration requirements of the Act. The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated May 2, 1997 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the first day thereafter, copies of a final offering memorandum dated May 15, 1997 (the "Final Offering Memorandum"), each to be used by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, together with any amendment or supplement to either such document), including exhibits thereto which have been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and resale of the Securities by the Initial Purchasers as set forth in the Offering Memorandum and Section 4 hereof.

     The Company understands that the Initial Purchasers propose to make an offering of the Securities to purchasers ("Subsequent Purchasers") only on the terms and in the manner set forth in the Offering Memorandum and Section 4 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as amended ("Rule 144A"), in transactions under Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act) that the Initial Purchasers reasonably believe to be accredited investors ("Accredited Investors") in private sales exempt from registration under the Act or (iii) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Act ("Regulation S"), to whom the Initial Purchasers reasonably believe offers and sales may be made pursuant to Rule 904 of Regulation S.

     The holders of Securities (including the Initial Purchasers and subsequent transferees) will be entitled to the benefits of a registration rights agreement, to be dated as of May 21, 1997 (the "Registration Rights Agreement"), between the Issuers and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein either (i) a registration statement under the Act registering the Exchange Securities (as defined in the Registration Rights Agreement) to be offered in exchange for the Securities and to use their best efforts to cause such registration statement to be declared effective and (ii) under certain circumstances set forth therein, to file with the Commission a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Securities by holders thereof or, if applicable, relating to the resale of Private Exchange (as defined in the Registration Rights Agreement) by the Initial Purchasers pursuant to an exchange of the Securities for Private

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Exchange Securities, and to use their best efforts to cause such shelf registration statement to be declared effective.

     SECTION 1. Representations and Warranties. (A) The Issuers, jointly and severally, represent and warrant to each of the Initial Purchasers as of the date hereof and as of the Closing Time (as defined in Section 3 hereof) that:

           (i) As of their respective dates, neither the Preliminary Offering Memorandum nor the Final Offering Memorandum, as amended or supplemented, contained or will contain, as the case may be, an untrue statement of a material fact or omitted or will omit, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information described in Section 14 hereof furnished in writing by the Initial Purchasers through the Representatives to the Company expressly for use in the Offering Memorandum or any amendment or supplement thereto.

           (ii) When the Securities are issued and delivered pursuant to this Agreement, such securities will not be of the same class (within the meaning of Rule 144A) as securities of any of the Issuers which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system. The Company has been advised that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

           (iii) None of the Issuers, nor any of their affiliates (as defined in Rule 501(b) under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

           (iv) None of the Issuers or any of their respective affiliates (as such term is defined in Rule 501(b) under the Act) or any person (other than the Initial Purchasers, as to which the Issuers make no representation) acting at the request of the Issuers has engaged, in connection with the offering of the Securities, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, (B) in any directed selling efforts within the meaning of Rule 902 under the Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the Act, (C) in any manner involving a public offering within the meaning of
      Section 4(2) of the Act or (D) in any action which would require the registration under the Act of the offering and sale of the Securities pursuant to this Agreement or which would violate applicable state securities or "blue sky" laws.

           (v) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4 are true, correct and complete, and assuming compliance by the

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      Initial Purchasers with their covenants in Section 4, and assuming that the representations and warranties contained in each Transferee Letter of Representations (each, a "Transferee Letter") (substantially in the form of Appendix A to the Offering Memorandum) have been completed by Accredited Investors purchasing Securities, are true and correct as of the date hereof and the Closing Time, and assuming compliance by such Accredited Investors, as the case may be, with the agreements in the Transferee Letters, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, this Agreement to register the Securities under the Act or to qualify the Indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

           (vi) The only subsidiaries of the Company as of the date hereof are those listed on Schedule C hereto (also referred to herein as the "Subsidiaries"). Each of the Company and the Subsidiaries has been duly organized or incorporated, as the case may be, and is validly existing in good standing under the laws of its jurisdiction of incorporation or organization, with all requisite power and authority (corporate, partnership or otherwise) under such laws, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, (a) to own, lease and operate their respective properties and to conduct their respective businesses as now conducted and as described in the Offering Memorandum and (b) to enter into, deliver, incur and perform their respective obligations under the Operative Documents, except, in the case of the foregoing subclause (a) for authorizations, approvals, orders, leases, certificates and permits, the failure of which to possess could not reasonably be expected to have a Material Adverse Effect (as defined below); and are all duly qualified to do business as foreign corporations in good standing in all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect (as defined below). As used herein, "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole.

           (vii) The Notes, the Exchange Securities and the Private Exchange Securities have been duly authorized by the Company and the Company has all requisite corporate power and authority to execute, issue and deliver the Notes, the Exchange Securities and the Private Exchange Securities and to incur and perform its respective obligations provided for therein; the Guarantees have been duly authorized by each of the Guarantors and each of the Guarantors has all requisite corporate power and authority to execute, issue and deliver the Guarantees and to incur and perform their respective obligations provided for therein.

           (viii) The Notes, when executed, authenticated and issued in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the

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      Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with the terms thereof; and the Guarantees, upon endorsement on the Notes by the Guarantors and upon execution of the Notes by the Company and authentication thereof by the Trustee (assuming the due authorization, execution and delivery of the Indenture by the Trustee), issued thereof in accordance with the Indenture and payment therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of each of the Guarantors, enforceable against the Guarantors in accordance with the terms thereof; and the Exchange Securities and the Private Exchange Securities, if any, when executed, authenticated, issued and delivered by the Issuers in exchange for the Securities in accordance with the terms of the Registration Rights Agreement, will constitute valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with the terms thereof to the extent each is a party; subject, in the case of each of the foregoing, to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and
      (c) the discretion of the court before which any proceeding therefor may be brought (clauses (a), (b) and (c) being referred to herein as the "Enforceability Limitations").

           (ix) This Agreement has been duly authorized, executed and delivered by each of the Issuers.

           (x) The Registration Rights Agreement has been duly authorized by the Issuers and, when duly executed and delivered by the Issuers (assuming the due execution and delivery thereof by the Initial Purchasers), will constitute a valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with the terms thereof, except as such enforceability may be limited by (a) the Enforceability Limitations and (b) as to rights of indemnification and contribution, by principles of public policy or federal or state securities laws relating thereto.

           (xi) The Indenture has been duly authorized by the Issuers and, when duly executed and delivered by the Issuers (assuming the due execution and delivery thereof by the Trustee), will constitute a valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with the terms thereof, except as such enforceability may be limited by the Enforceability Limitations.

           (xii) No consent, waiver, authorization, approval, license, qualification or order of, or filing or registration with, any court or governmental or regulatory agency or body, domestic or foreign, is required for the issuance and sale of the Securities, the Exchange Securities, if any, or the issuance of the Guarantees by the Guarantors, the performance by the Issuers of their obligations under the Operative Documents, or for the consummation of any of the transactions contemplated hereby or thereby, including, without limitation, the issuance and sale of the Securities hereunder, except, such as may be required (A) in connection with the registration under the Act of the Exchange Securities or the Private Exchange Securities, if any, pursuant to the Registration Rights Agreement (including any filings, if any, with the NASD), (B) in connection with the registration under the Act of

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      the Exchange Securities or the Private Exchange Securities pursuant to the Registration Rights Agreement, the qualification of the Indenture under the Trust Indenture Act or (C) by state securities or "blue sky" laws in connection with the offer and sale of the Securities or the registration thereof or of the Private Exchange Securities or the Exchange Securities pursuant to the Registration Rights Agreement.

           (xiii) The issuance, sale and delivery of the Securities, the Exchange Securities and the Private Exchange Securities, if any, by the Issuers, and the execution, delivery and performance by the Issuers of this Agreement, the Registration Rights Agreement and the Indenture, the consummation by the Issuers of the transactions contemplated hereby, and in the Offering Memorandum and the compliance by the Issuers with the terms of the foregoing agreements and instruments do not, and, at the Closing Time will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by any of the Company or the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which any of the Issuers or the Subsidiaries is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject which is material to the Company and its Subsidiaries, taken as a whole (collectively, "Contracts"), (B) the articles or by-laws (or other similar organizational document, as the case may be (each, an "Organizational Document"), of each of the Company and the Subsidiaries or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets.

           (xiv) The Securities, the Exchange Securities, the Registration Rights Agreement and the Indenture will each conform in all material respects to the descriptions thereof in the Offering Memorandum.

           (xv) The audited consolidated financial statements included in the Offering Memorandum, including the notes thereto, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum present fairly, in all material respects, the information shown therein and have been prepared on a basis consistent with that of the financial statements included in the Offering Memorandum. Coopers & Lybrand, L.L.P. and Deloitte & Touche LLP, which have audited certain of such financial statements as set forth in their reports included in the Offering Memorandum, are

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      independent public accounting firms with respect to the Company and its
      Subsidiaries within the meaning of Regulation S-X under the Act. The pro forma financial information relating to the Company and its subsidiaries and the related notes thereto included in the Offering Memorandum present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial adjustments (except with respect to "Other Financial Data" included in the Offering Memorandum Summary) and have been properly computed on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

           (xvi) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise specifically stated therein, there has been no (A) material adverse change in the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) transaction entered into by the Company or any of the Subsidiaries, other than in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole or (C) dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

           (xvii) As of February 1, 1997, the Company had the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the subheading "Actual" under the caption "Capitalization"; all of the outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document). None of the Issuers owns, directly or indirectly, any material amount of shares, or any other material amount of equity or long-term debt securities or have any material equity interest in any firm, partnership, joint venture or other entity other than the Subsidiaries. No holder of any securities of the Company is entitled to have such securities (other than the Securities, the Exchange Securities and the Private Exchange Securities, if any) registered under any registration statement contemplated by the Registration Rights Agreement. All of the outstanding capital stock of each of the Subsidiaries has been duly authorized and, to the knowledge of the Issuers, validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document).

           (xviii) Neither of the Company nor any of the Subsidiaries is (A) in violation of its respective Organizational Documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract, or (C) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or the Subsidiaries or any of their respective assets or properties, or other governmental or regulatory authority, agency or other body, other than, in the case of clause (B) or (C), such defaults or violations which, individually or in

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      the aggregate, could not reasonably be expected to have or result in a
      Material Adverse Effect; and any real property and buildings held under lease by the Company or the Subsidiaries which are material (individually or in the aggregate) to the Company and the Subsidiaries, on a consolidated basis, are held by the Company or such Subsidiary, as the case may be, under valid, subsisting and enforceable leases, except where the invalidity or unenforceability of any such lease would not, individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect.

           (xix) Each of the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by each of them as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any such intellectual property could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and none of the Issuers has received any notice of infringement of or conflict with (and none of them knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property.

           (xx) Each of the Company and the Subsidiaries have obtained all material consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and has made all material declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Offering Memorandum, except where the failure to so obtain or so declare or file would not be reasonably likely to have or result in a Material Adverse Effect.

           (xxi) There is no legal action, suit, proceeding inquiry or investigation before or by any court or governmental body or agency, domestic or foreign, now pending or, to the best knowledge of the Issuers, threatened against the Company or any of the Subsidiaries or affecting the Company or the Subsidiaries or any of their respective properties which would be required to be disclosed in a registration statement filed under the Act which would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Offering Memorandum, none of the Company or any of the Subsidiaries has received any notice or claim of any default (or event, condition or omission which with notice or lapse of time or both would result in a default) under any of its respective Contracts or has knowledge of any breach of any of such Contracts by the other party or parties thereto in each case which would, individually or in the aggregate, have a Material Adverse Effect.

           (xxii) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against any of the Issuers or

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




      the Subsidiaries, in each case other than as would not individually or in the aggregate have a Material Adverse Effect.

           (xxiii) Each of the Company and the Subsidiaries has (i) good and marketable title to all real property described in the Offering Memorandum as being owned by it, (ii) good title to all personal property described in the Offering Memorandum as being owned by it and (iii) good title to the leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it, in each case, free and clear of all liens, charges, encumbrances or restrictions, except as provided in the related lease and to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not be reasonably expected to result in a Material Adverse Effect.

           (xxiv) Neither the Company nor any of the Subsidiaries is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

           (xxv) Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected to cause or result, under the Exchange Act, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, the Exchange Securities or the Private Exchange Securities.

           (xxvi) No strike, labor problem, dispute, slowdown, work stoppage or disturbance with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Issuers, is threatened which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

           (xxvii) The Company has insurance in such amounts and covering such risks and liabilities as are in accordance, in all material respects, with normal industry practice.

           (xxviii) Other than as disclosed in the Offering Memorandum, none of the Company nor any Subsidiary has any profit sharing, deferred compensation, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities or to share in the profits of the Company or any Subsidiary which is material to the Company and its Subsidiaries, taken as a whole.

           (xxix) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

           (xxx) The Issuers are, and immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Issuers on a particular date, that (after giving effect, in the case of each of the Guarantors, to the limitations contained

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




      in such Guarantor's Guarantee) on such date (A) the fair market value of the assets of each of the Issuers exceeds its respective liabilities (including, without limitation, stated liabilities and identified contingent liabilities), (B) the present fair salable value of the assets of each of the Issuers will exceed its respective probable liabilities on its debts (including, without limitation, stated liabilities and identified contingent liabilities), (C) the fair market value of each of the Issuers' total assets exceeds its total liabilities, including identified contingent liabilities, by an amount at least equal to the total par value of its common stock, both immediately prior to and after the Offering, (D) each of the Issuers is and will be able to pay its debts (including, without limitation, stated liabilities and identified contingent liabilities) as such debts mature and (E) each of the Issuers will not have unreasonably small capital with which to conduct its present and anticipated business.

           (xxxi) Except as described in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) (x) there is no pending civil, criminal or administrative action, or pending hearing or suit, (y) neither the Company nor any other Issuer has received any demand, claim, or notice of violation and (z) to the knowledge of the Issuers, there is no investigation, proceeding, notice or demand letter or request for information threatened against the Company or any of the Subsidiaries in the case of (x), (y) and (z), under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary, (E) neither the Company nor any Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Company or any Subsidiary is (i) listed or, to the knowledge of the Issuers proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

           For purposes of this Agreement, "Environmental Laws" means all applicable federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. The term "Hazardous Material" means (a) any "hazardous substance" as defined in the Comprehensive Environmental Response, the Resource Conservation and Recovery Act, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance.

           (xxxii) Except as described in the Offering Memorandum, neither the Company nor any of the Subsidiaries has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such Subsidiary is or has ever been a participant, which in the aggregate would reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of the Company and the Subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           (b) Any certificate signed by any officer of any of the Issuers and delivered to the Initial Purchasers or to counsel for the Initial Purchasers pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered thereby.

           SECTION 2. Purchase and Sale of the Securities. The Company agrees to sell to the Initial Purchasers and, subject to the terms and conditions and in reliance upon the representations and warranties of the Issuers herein set forth, each of the Initial Purchasers agrees, severally, to purchase from the Company, at a purchase price of 97.427% of the principal amount thereof, the respective principal amount of Securities set forth in Schedule A attached hereto opposite the name of such Initial Purchaser.

           SECTION 3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 9:00 A.M., New York City time, on May 21, 1997, or such later date and time not more than ten (10) business days thereafter as the Representative and the Company shall agree (such date and time of delivery and payment for the Securities being herein called the "Closing Time"). Delivery of the Securities shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof by wire transfer of funds immediately available to the order of the Company or as the Company may direct. Delivery of the Securities in definitive form shall be made at the offices of Alston & Bird, One Atlantic Center, 1201 W. Peachtree Street, Atlanta, Georgia 30309-3424 or at such location as the Representative shall reasonably designate in advance of the Closing Time and payment for the Securities shall be made in funds immediately available for the account of the Company or at such other account or accounts designated by the Company. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as Representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. Certificates for the Securities shall be registered in such names and in such denominations ($1,000 or integral multiples thereof) as the Representative may request not less than one full business day in advance of the Closing Time.

     The Company agrees to have the Securities available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 10:00 A.M. on the business day prior to the Closing Time.

     SECTION 4. Resale of the Securities. (A) The Initial Purchasers have advised the Issuers that they propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each Initial Purchaser hereby represents and warrants (as to itself only) to, and agrees with, the Issuers that it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "Qualified Institutional Buyer" and is aware that the sale to it is being made in reliance on Rule 144A under the Act or an Accredited Investor.

     (b) Each Initial Purchaser acknowledges that the Securities have not been registered under the Act and that offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each Initial Purchaser agrees that each such offer or sale shall only be made (i) to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers that purchase such Securities for their own accounts or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (ii) to persons whom the offeror or seller reasonably believes to be Accredited Investors that acquire such Securities for their own accounts or for the account of an Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee), and is acquiring Securities having an aggregate principal amount of not less than $250,000 or (iii) to non-U.S. Persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Act.

     (c) Each Initial Purchaser will take all reasonable steps to inform, and cause each of its U.S. affiliates to take all reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (i) have not been and will not be registered under the Act, (ii) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Act, as the case may be, and
(iii) may not be offered, sold or otherwise transferred except (A) to the Company or its Subsidiaries, (B) inside the United States to an Accredited Investor that is acquiring such Securities for its own account or for the account of an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, and distribution in violation of the Act and that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which a letter can be obtained from the Trustee), and is acquiring Securities, and is acquiring

Securities having an aggregate principal amount of not less than $250,000, (C) for so long as such Securities are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a Qualified Institutional Buyer that purchases such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (D) pursuant to offers and sales to non-U.S. Persons that occur outside the United States pursuant to Rule 904 of Regulation S, (E) pursuant to an effective registration statement under the Act or (F) pursuant to another available exemption from the registration requirements of the Act.

           (d) Each Initial Purchaser (i) understands that all of the Securities will bear a legend substantially similar to that set forth in the Indenture, unless otherwise agreed by the Company and the Trustee; (ii) acknowledges that none of the Trustee, Transfer Agent or Registrar will be required to accept for registration of transfer any Securities acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee, Transfer Agent or Registrar, as the case may be, that the restrictions set forth herein have been complied with; and (iii) acknowledges that the Issuers, the Trustee, and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Securities are no longer accurate, it shall promptly notify the Issuers and the Trustee. If it is acquiring the Securities as a fiduciary or agent for one or more investor accounts, each Initial Purchaser represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account, and that such acknowledgments, representations and agreements are true and complete with respect to each such account.

           (e) No sale of the Securities to any one purchaser will be for less than $250,000 principal amount. If any Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least $250,000 principal amount of the Securities.

     SECTION 5. Covenants of the Issuers. Each of the Issuers covenant with the Initial Purchasers as follows:

           (a) The Issuers will furnish to the Initial Purchasers and counsel for the Initial Purchasers, without charge, such number of copies of the Preliminary Offering Memorandum and the Final Offering Memorandum and any amendments or supplements thereto as the Initial Purchasers and their counsel may reasonably request.

           (b) The Issuers will not at any time make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum without the prior written consent of the Initial Purchasers, which consent will not be unreasonably withheld or delayed. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall, in and of itself, constitute a waiver of any of the conditions set forth in Section 7 hereof.

           (c) The Company will immediately notify each Initial Purchaser and confirm such notice in writing of (x) any filing made by any Issuer relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and its Subsidiaries which (i) make any statement in the Offering Memorandum materially false or misleading or (ii) are not disclosed in the Offering Memorandum and are required to be so disclosed. In such event or if at any time prior to completion of the placement of the Securities by the Initial Purchasers to purchasers who are not its affiliates (as determined by the Initial Purchasers) any other event shall occur or condition shall exist as a result of which it is reasonably necessary, in the opinion of the Company, counsel for the Company, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if in the opinion of the Company, counsel for the Company, the Initial Purchasers or counsel for the Initial Purchasers, such amendment or supplement is necessary to comply with applicable law, the Issuers will, subject to paragraph (b) of this Section 5, promptly prepare, at their own expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance reasonably satisfactory to the Representative and counsel to the Initial Purchasers and whose consent thereto shall not be unreasonably withheld or delayed), so that as so amended or supplemented, the statements in the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. Each of the Issuers agrees to notify the Initial Purchasers in writing to suspend use of the Offering Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchasers hereby agree upon receipt of such notice from the Issuers to suspend use of the Offering Memorandum until the Issuers have amended or supplemented the Offering Memorandum to correct such misstatement or omission or to effect such compliance.

           (d) None of the Issuers nor any of their affiliates (as defined in Rule 501(b) under the Act ("Affiliates")) will solicit any offer to buy or offer to sell the Securities, the Exchange Securities or the Private Exchange Securities, if any, by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Act), or by means of any directed selling efforts (as defined in Rule 902 under the Act) in the United States in connection with the Securities being offered and sold pursuant to Regulation S or in any manner involving a public offering (within the meaning of

      Section 4(2) of the Act) and not exempt under Regulation S, in each case prior to the effectiveness of a registration statement with respect to the Securities, the Exchange Securities or the Private Exchange Securities, as applicable.

           (e) None of the Issuers nor any of their affiliates (as defined in Rule 501(b) under the Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

           (f) The Company will, so long as the Securities are outstanding, furnish to the Trustee on a timely basis, pursuant to the Indenture, whether or not the Company has a class of securities registered under the Exchange Act (i) audited year-end consolidated financial statements of the Company (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form required under Regulation S-X under the Act and the information described in Item 303 of Regulation S-K under the Act with respect to such period and (ii) unaudited quarterly consolidated financial statements of the Company (including a balance sheet, income statement and statement of cash flows) prepared in accordance with GAAP and substantially in the form required by Regulation S-X under the Act and the information described in Item 303 of Regulation S-K under the Act with respect to such period and will furnish to the Initial Purchasers copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities or to the Trustee. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

           (g) Each of the Issuers will use its reasonable best efforts in cooperation with the Initial Purchasers to (i) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and (ii) permit the Securities to be designated as PORTAL securities in accordance with the rules and regulations of the NASD.

           (h) Prior to the Closing Time, the Company, will furnish on a confidential basis to the Initial Purchasers, if and promptly after they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent financial statements of the Company appearing in the Offering Memorandum which have been prepared in the ordinary course of business.

           (i) The Issuers will arrange for the registration and qualification of the Securities for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial Purchasers may reasonably designate in connection with the resale of the Securities as contemplated by this Agreement and the Offering Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the placement of the Securities by the Initial Purchasers; provided that in no event shall any of the Issuers be obligated to (i) qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5(i), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Time then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject. The Issuers will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Issuers shall promptly advise the Initial Purchasers of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction or the institution, threatening or contemplation of any proceeding for such purpose.

           (j) The Company will use the proceeds received from the sale of the Securities in the manner specified in the Offering Memorandum under the heading "Use of Proceeds."

           (k) The Issuers shall not, for a period of 90 days from the date of the Offering Memorandum, without the prior written consent of the Initial Purchasers, directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose of any debt securities of the Company or any of the Subsidiaries or securities that are convertible into debt securities (other than the Exchange Securities and the Private Exchange Securities, if any). The foregoing shall not include any asset backed securities or interests therein related to accounts receivables of the Company and/or any Subsidiary.

           (l) Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Subsidiaries not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, upon any such purchase, the Company or any such affiliate shall submit such Securities to the Trustee for cancellation.

           SECTION 6. Payment of Expenses. (a) Whether or not any sale of the Securities is consummated, the Issuers agree, jointly and severally, to pay and bear all costs and expenses incident to the performance of all of the Issuers' obligations under this Agreement, including (i) the Issuers' preparation and printing of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto and the cost of furnishing copies thereof to the Initial Purchasers, (ii) the preparation, issuance and printing of the Securities, the Exchange Securities, the Private Exchange Securities, if any, and any survey of state securities or "blue sky" laws or legal investment memoranda, (iii) the delivery to the Initial Purchasers of the Securities, the Exchange Securities or the Private Exchange Securities, (iv) the fees and disbursements of the Issuers' counsel and accountants, (v) the qualification, if required, of the Securities under the applicable state securities or "blue sky" laws in accordance with the provisions of Section 5(i) hereof and any filing for review of the offering, if required, with the

NASD, including filing fees and reasonable fees and disbursements of counsel to the Initial Purchasers in connection therewith and in connection with the preparation of any survey of state securities or "blue sky" laws or legal investment memoranda, (vi) any fees charged by rating agencies for rating the Securities, the Exchange Securities and the Private Exchange Securities, if any, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, (viii) all expenses (including travel expenses) of the Issuers in connection with any meetings with prospective investors in the Securities, (ix) one-half of the expenses related to the charter or use of any aircraft used in connection with any meetings with prospective investors in the Securities, and (x) all expenses and listing fees in connection with the application for designation of the Securities as PORTAL securities and to permit the Securities, the Exchange Securities and the Private Exchange Securities, as applicable, to be eligible for clearance through The Depository Trust Company. It being understood that, except as otherwise expressly provided in this Section 6, the Initial Purchasers shall pay all other costs and expenses of the Initial Purchasers (including, without limitation, travel, legal fees and expenses and one-half of the expenses related to the charter or use of any aircraft used in connection with any meetings with prospective investors in the Securities).

           (b) If the sale of the Securities provided for herein is not consummated because the Issuers shall have breached any representation, warranty or covenant or because of any failure, refusal or inability on the part of any of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder; provided, that the Initial Purchasers are not at such time in breach or default of their obligations hereunder and the Initial Purchasers have given notice to the Company that they are otherwise willing to close the transactions contemplated hereby at the Closing Time, then the Issuers agree, jointly and severally, to reimburse the Initial Purchasers promptly upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of their counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

           SECTION 7. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities are subject to the continued accuracy, as of the Closing Time, of the representations and warranties of the Issuers herein contained, to the accuracy of the statements of the Issuers and officers of the Issuers made in any certificate pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder, and to the following further conditions:

           (a) At the Closing Time, the Initial Purchasers shall have received the opinions of each of Brian J. Martin, Executive Vice President of Law and General Counsel of the Company, Sommer & Barnard, PC, and Alston & Bird LLP, each dated as of the Closing Time, which, collectively, are in the form set forth below and otherwise reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, to the effect that:

                 (1) The Company and each of the Guarantors has been duly
            organized or incorporated, as the case may be, and is validly existing under the laws of its respective state of incorporation, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this

            Agreement and each of the other Operative Documents; the Company and each of the Guarantors is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it conducts its business (based on certificates of officers of the Company) and such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                 (2) Each of the Issuers has the requisite corporate or
            partnership power and authority to own, lease and operate its assets and properties and to conduct its business as described in the Offering Memorandum. Each of the Issuers has the requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is or is to be a party. Each of the Operative Documents has been duly authorized by each Issuer which is a party thereto;

                 (3) No consent, waiver, approval, authorization, license,
            qualification or order of or filing or registration with, any court or governmental or regulatory agency or body is required for the execution and delivery by the Issuers of this Agreement, the Registration Rights Agreement or the Indenture or for the issue and sale of the Securities, the Exchange Securities or the Private Exchange Securities (other than with respect to the delivery in book-entry form), if any, or the issuance of the Guarantees by the Guarantors, the performance by the Issuers of their obligations under the Operative Documents, or for the consummation of any of the transactions contemplated hereby or thereby, except, such as may be required (A) in connection with the registration under the Act of the Exchange Securities or the Private Exchange Securities, if any, pursuant to the Registration Rights Agreement (including any filing with the NASD), (B) in connection with the registration under the Act of the Exchange Securities or the Private Exchange Securities pursuant to the Registration Rights Agreement, the qualification of the Indenture under the Trust Indenture Act and
            (C) under the "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers (as to which such counsel need express no opinion);

                 (4) The issuance, sale and delivery of the Securities, the
            Exchange Securities and the Private Exchange Securities (other than with respect to the delivery in book-entry form), if any, the execution, delivery and performance by the Issuers of this Agreement, the Registration Rights Agreement and the Indenture (in each case assuming due authorization and execution by each party other than the Company), and the consummation by the Issuers of the transactions contemplated hereby and thereby and the compliance by the Issuers with the terms of the foregoing do not, and, at the Closing Time, will not conflict with or constitute or result in a breach or violation by the Company or any of the Guarantors of (A) any provision of the Certificate of Incorporation or By-laws of the Company or such Guarantors, (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Issuers, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers under any material Contract known to such counsel or (C) any law, statute, rule, or regulation or any order, decree or judgment known to such counsel to be applicable to the Issuers, of any court or governmental or regulatory agency or body or arbitrator known to such counsel to have jurisdiction over the Issuers or any of their respective properties or assets;

                 (5) The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

                 (6) The Registration Rights Agreement has been duly
            authorized, executed and delivered by the Company and each of the Guarantors and assuming the due execution and delivery thereof by the Initial Purchasers, constitutes a valid and binding obligation of each of the Issuers;

                 (7) The Indenture has been duly authorized, executed and
            delivered by the Company and each of the Guarantors and, assuming the due execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of each of the Issuers;

                 (8) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for in accordance with the terms of this Agreement, and the Exchange Securities and the Private Exchange Securities (other than with respect to the delivery in book-entry form), if any, when executed, authenticated and delivered in exchange for the Securities in accordance with the terms of the Registration Rights Agreement, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company;

                 (9) the Guarantees have been duly authorized by the Guarantors and when executed and delivered by the Guarantors in accordance with the provisions of the Indenture (assuming the due authentication of the Notes by the Trustee) will be entitled to the benefits of the Indenture and will be valid and binding obligations of each of the Guarantors;

                 (10) To the knowledge of such counsel, other than as described in the Offering Memorandum, no legal, regulatory or governmental proceedings are pending or threatened to which the Company or any of the Subsidiaries is a party or to which the property or assets of the Company or any of the Subsidiaries are subject which in the judgment of the Company could reasonably be expected to have a Material Adverse Effect;

                 (11) The descriptions of the Notes, the Guarantees, the
            Indenture and the Registration Rights Agreement contained in the Offering Memorandum fairly describe or summarize such documents in all material respects;

                 (12) Neither the Company nor any of the Subsidiaries is in
            violation of its respective Organizational Documents; provided, that with respect to the business purpose clauses of the charter of the Company and its Subsidiaries, such opinion may be limited to the knowledge of such counsel after due inquiry; to the knowledge of such counsel, no default by the Company or any of the Guarantors exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Contract; and to the knowledge of such counsel, none of the Issuers is in breach or violation of any law, statute, rule or regulation, or any judgment, decree or order or governmental or regulatory agency or other body having jurisdiction over the Company or any of the Guarantors or any of their respective properties or assets;

                 (13) Assuming that the representations and warranties of the
            Initial Purchasers contained in Section 4 of this Agreement are true, correct and complete, and assuming compliance by the Initial Purchasers with their covenants in Section 4 hereof, and assuming that the representations and warranties contained in the Transferee Letter (substantially in the form of Appendix A to the Offering Memorandum) completed by Accredited Investors purchasing Securities from the Initial Purchasers are true and correct as of the Closing Time, and assuming compliance by such Accredited Investors with the agreements in the Transferee Letter, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act;

                 (14) None of the Issuers is an "investment company" or a
            company "controlled by" or required to register as an investment company as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder;

                 (15) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of any of the Issuers which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and

                 (16) Neither the consummation of the transactions contemplated hereby nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

           In addition such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchasers, officers and other representatives of the Issuers and representatives of the independent certified accountants of the Issuers, at which conferences the contents of the Offering Memorandum and the business and affairs of the Company and its Subsidiaries were discussed, and although such counsel has not verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except and only to the extent set forth in subclause (11) above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum at the date thereof or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial data set forth or referred to in the Offering Memorandum).

           In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the States of Georgia and Indiana and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Issuers and certificates of public officials.

           References to the Offering Memorandum in this subsection (a) include any supplements thereto at or prior to the Closing Time.

           (b) The Initial Purchasers shall have received the opinion, dated as of the Closing Time, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain matters set forth in clauses (6),
      (7), (8), (9), (11) and (13) of subsection (a) of this Section 7; provided, however, that for purposes of the opinions expressed in clauses
      (6) through (9), such counsel shall additionally opine on the enforcement of such documents and agreements.

           In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

           In addition, such counsel shall additionally state that such counsel has participated in conferences with officers and other representatives of the Issuers and representatives of the independent accountants for the Issuers at which conferences the contents of the Offering Memorandum and related matters were discussed, and although such counsel has not verified and does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the representations and opinions of officers and other representatives of the Issuers), no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum, at the date thereof or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting or other records of the Company and its subsidiaries set forth or referred to in the Offering Memorandum).

           (c) The following conditions contained in clauses (i) and (ii) of this subsection (c) shall have been satisfied at and as of the Closing Time and the Company shall have furnished to the Initial Purchasers a certificate, signed by the Chairman of the Board or the President or the principal financial or accounting officer of the Company, dated as of the Closing Time, to the effect that the signer of such certificate has carefully examined the Offering Memorandum, any amendment or supplement to the Offering Memorandum, and this Agreement and that:

                 (i) the representations and warranties of the Issuers in this
            Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time and the Issuers have complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied in all material respects at or prior to the Closing Time;

                 (ii) since the date of the most recent financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change, whether or not arising in the ordinary course of business. As used in this subparagraph, the term "Offering Memorandum" means the Offering Memorandum in the form first used to confirm sales of the Securities; and

                 (iii) the sale of the Securities has not been enjoined
            (temporarily or permanently).

           (d) At the time that this Agreement is signed and at the Closing Time, Coopers & Lybrand, L.L.P. shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Time, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to financial statements and certain financial information contained in the Offering

      Memorandum, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

           (e) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto) and prior to the Closing Time, there shall not have been any Material Adverse Change, or any development involving a prospective Material Adverse Change, in or affecting the business or properties of the Issuers.

           (f) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

           (g) The Issuers and the Trustee shall have entered into the Indenture.

           (h) The Issuers and the Initial Purchasers shall have entered into the Registration Rights Agreement.

           (i) At the Closing Time, the Securities shall be rated at least Ba2 by Moody's Investor's Service Inc. and BB by Standard & Poor's Ratings Group, and the Representative shall have received evidence satisfactory to the Representative, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

           If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Issuers, and such termination shall be without liability of any party to any other party except as provided in Section 6. Notwithstanding any such termination, the provisions of Sections 1, 8, 9, 13 and 16 shall remain in effect. Notice of such cancellation shall be given to the Issuers in writing or by telephone, facsimile transmission or telegraph confirmed in writing. The Issuers shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchasers and counsel for the Initial Purchasers shall reasonably request.

           SECTION 8.  Indemnification.

           (a) The Issuers agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, their respective Affiliates, and each person, if any, who controls any Initial Purchaser or their respective affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

           (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Sections 8(c) and 8(d) below) any such settlement is effected with the written consent of the Company; and

           (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of one counsel chosen by Merrill Lynch (in addition to any local counsel)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through Merrill Lynch expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto).

           The foregoing indemnity with respect to any untrue statement contained in or any omission from the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or any Affiliate or person who controls such Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if such person was not sent or given a copy of the Final Offering Memorandum (or any amendment or supplement thereto), if the Company shall have previously furnished copies thereof to the Initial Purchasers in accordance with this Agreement, at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or the omission from the Preliminary Offering Memorandum was corrected in the Final Offering Memorandum (or any amendment or supplement thereto).

     (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective directors and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum or Final Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through Merrill Lynch expressly for use in the Preliminary Offering Memorandum or Final Offering Memorandum (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, one counsel to all the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to all the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes a full and unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and the offer and sale of any Securities and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as to which such indemnified party is liable pursuant to Section 8(a),
(b) or (c), as the case may be, then such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered to subsequent purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 9, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of any of the Issuers, each executive officer of any of the Issuers and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers. The Initial Purchasers' respective obligations to contribute pursuant to this Section 9 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 10. Representations, Warranties and Agreements To Survive Delivery. All representations, warranties, indemnities, agreements and other statements of the Issuers and their respective officers and of the Initial Purchasers contained in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Issuers, and shall survive delivery of the Securities to the Initial Purchasers and the payment therefor by the Initial Purchasers.

     SECTION 11.  Termination of Agreement.

     (a) Termination: General. (a) The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum and on or prior to the Closing Time, any Material Adverse Change whether or not arising in the ordinary course of business, or (ii) since the date of this Agreement and on or prior to the Closing Time, (A) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation of existing hostilities or other national or international calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (B) trading in any securities of the Company has been suspended or limited by the

Commission or the Nasdaq National Market System, or trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities generally have been required, by any such exchange or by order of the Commission, the NASD or any other governmental authority or (C) a general banking moratorium has been declared by either Federal or New York authorities. As used in this
Section 11(a), the term "Offering Memorandum" means the Offering Memorandum in the form first used to confirm sales of the Securities.

     (b) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 8, 9, 13 and 16 shall survive such termination and remain in full force and effect.

     (c)  This Agreement may also terminate pursuant to the provisions of
Section 7, with the effect stated in such Section.

     SECTION 12. Default By One of the Initial Purchasers. If one of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it is obligated to purchase under this Agreement (the "Defaulted Securities"), the other Initial Purchasers shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for the nondefaulting Initial Purchasers, or any other Initial Purchasers reasonably satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the other Initial Purchasers shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any nondefaulting Initial Purchaser.

     No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchasers or an Issuer shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 12.

     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1305, attention: Bennett Rosenthal, Managing Director; and notices to the Issuers shall be directed to Proffitt's Inc., 750 Lakeshore Parkway, Birmingham, Alabama 35211, attention: Brian J. Martin, with a copy to Alston & Bird LLP, One Atlantic Center, 1201 W. Peachtree Street, Atlanta, Georgia 30309-3424, attention: H. Sadler Poe and Ralph F. MacDonald, III, and to Sommer & Barnard, PC,

4000 Bank One Tower, 111 Monument Circle, Indianapolis, Indiana 46204, attention: James A. Strain.

     SECTION 14. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and in the third, fifth and sixth paragraphs under the heading "Plan of Distribution" in the Offering Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 1 and 8 hereof.

     SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under, by virtue of or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Issuers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 16. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. Specified times of day refer to New York time.

     SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, when each party has executed a counterpart, all such counterparts taken together shall constitute one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Initial Purchasers, the Company and the Guarantors in accordance with its terms.


                                    Very truly yours,

                                    PROFFITT'S, INC.

                                    By:
                                       ------------------------------------
                                         Name:
                                         Title:

                                    G.R.
                                         HERBERGER'S, INC.

                                    By:
                                       ------------------------------------
                                         Name:
                                         Title:

                                    PARISIAN, INC.

                                    By:
                                       ------------------------------------
                                         Name:
                                         Title:

                                    MCRAE'S, INC.

                                    By:
                                       ------------------------------------
                                         Name:
                                         Title:

                                    MCRAE'S STORES PARTNERSHIP

                                    By:
                                       ------------------------------------
                                         McRae's, Inc., as managing general
                                         partner

                                    By:
                                       ---------------------------------------
                                         Name:
                                         Title:

                                    MCRAE'S OF ALABAMA, INC.

                                    By:
                                       ---------------------------------------
                                         Name:
                                         Title:

Confirmed and accepted as of the date
     first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated

By:
   ----------------------------
    Name:
    Title:

GOLDMAN, SACHS & CO.

By:
   ----------------------------
    (Goldman, Sachs & Co.)

SMITH BARNEY INC.

By:
    ---------------------------
    Name:
    Title:

                                   SCHEDULE A

                                                      Principal
                                                      Amount of
Name of Initial Purchaser                             Securities
-------------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated.  $ 68,750,000
Goldman, Sachs & Co................................    28,125,000
Smith Barney Inc...................................    28,125,000
                                                     ------------
 Total.............................................  $125,000,000

                                   SCHEDULE B



                                   Guarantors

G.R. Herberger's, Inc.      Delaware

McRae's, Inc.               Mississippi

McRae's of Alabama, Inc.    Alabama

McRae's Stores Partnership  Mississippi

Parisian, Inc.              Alabama

                                   SCHEDULE C

                          Subsidiaries of the Company

                              Organized and
Name of Entity                Under Laws of
--------------                -------------
G.R. Herberger's, Inc.        Delaware

McRae's, Inc.                 Mississippi

McRae's of Alambama, Inc.     Alabama

McRae's Stores Partnership    Mississippi

Parisian, Inc.                Alabama

Profitt's Credit Corporation  Nevada

Yonkers Credit Corporation    Delaware